Second Quarter 2021 Financial Results August 10, 2021 Exhibit 99.2

Disclaimers 2 In addition to historical consolidated financial information, certain statements in this presentation may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives, or strategies; the use of proceeds from the closing of the sale of certain assets and liabilities of McAfee’s enterprise business (the “Enterprise Business”); the impact of the sale of the Enterprise Business on McAfee’s Consumer business; and McAfee’s plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that McAfee expected. Specific factors that could cause such a difference include, but are not limited to: the effectiveness and efficiency of any continuing separation activities as a result of the sale of the Enterprise Business; the timing of the payment of a special dividend; the impact of the COVID-19 pandemic; McAfee’s ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; the impact on McAfee’s business of a network or data security incident or unauthorized access to its network or data or its customers’ data; the effects on McAfee’s business if we are unable to acquire new customers, if its customers do not renew their arrangements with us, or if McAfee is unable to expand sales to its existing customers or develop new solutions or solution packages that achieve market acceptance; McAfee’s ability to manage its growth effectively, execute its business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; McAfee’s dependence on its senior management team and other key employees; McAfee’s ability to enhance and expand its sales and marketing capabilities; McAfee’s ability to attract and retain highly qualified personnel to execute its growth plan; the risks associated with interruptions or performance problems of its technology, infrastructure and service providers; McAfee’s dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with McAfee’s revenue recognition policy and other factors may distort its financial results in any given period; the effects on McAfee’s customer base and business if we are unable to enhance its brand cost-effectively; McAfee’s ability to comply with anti-corruption, anti-bribery and similar laws; McAfee’s ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; McAfee’s ability to identify suitable acquisition targets or otherwise successfully implement its growth strategy; the impact of a change in McAfee’s pricing model; McAfee’s ability to meet service level commitments under its customer contracts; the impact on McAfee’s business and reputation if it is unable to provide high-quality customer support; McAfee’s dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; McAfee’s dependence on adequate research and development resources and its ability to successfully complete acquisitions; McAfee’s reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in McAfee’s solutions; McAfee’s ability to protect its proprietary rights; the impact on McAfee’s business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with McAfee’s use of open source software in its solutions, solution packages and subscriptions; McAfee’s reliance on SaaS vendors to operate certain functions of its business; the risks associated with indemnity provisions in McAfee’s agreements; the risks associated with liability claims if McAfee’s breach its contracts; the impact of the failure by McAfee’s customers to pay it in accordance with the terms of their agreements; the risks associated with exposure to foreign currency fluctuations; the impact of potentially adverse tax consequences associated with McAfee’s international operations; the impact of changes in tax laws or regulations; McAfee’s ability to maintain its corporate culture; McAfee’s ability to develop and maintain proper and effective internal control over financial reporting; the risks associated with having operations and employees located in Israel; and the impact of catastrophic events on McAfee’s business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. McAfee undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. In addition to McAfee’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this presentation are useful in evaluating its operating performance: Adjusted EBITDA, Adjusted EBITDA Margin and Unlevered Free Cash Flow. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies A reconciliation has been provided in an appendix to this presentation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Information in this presentation, including any statements regarding McAfee’s market position, customer data, and other metrics, is based on statistical data, estimates and forecasts, that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness or the data contained in these industry publications and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this presentation. Unless otherwise indicated, all references in this presentation to “McAfee”, “we”, “our”, “us”, or similar terms refer to McAfee Corp. and Foundation Technology Worldwide LLC and its subsidiaries.

McAfee Investment Highlights 3 Highly attractive consumer subscription business with industry-leading scale, double-digit growth and high profitability Current trends have increased consumer digital interaction and accelerated core subscriber base growth Holistic Consumer cybersecurity platform with differentiated omni-channel go-to-market strategy Focus on driving total shareholder return through consistent growth, profitability, cash flow generation and disciplined capital allocation

McAfee Financial Highlights

Continuing Operations – Consumer Business

- **Double-digit** revenue growth
- Healthy adjusted **EBITDA margin** and adjusted **EBITDA growth**
- Strong **uFCF**[2] generation
- Sustained, industry-leading **subscriber growth**

2Q21	2Q21 v 2Q20
$467M Net Revenue	**22%** Net Revenue Growth
$218[1] Adj. EBITDA	**38%** Adj. EBITDA Growth
$233[2] uFCF	**29%** uFCF Growth
19.4M[3] Core DTC Subscribers	**17%** Core DTC Subscriber Growth

As of 26-Jun-2021. All growth rates are year-over-year changes from 2Q20 to 2Q21, unless stated otherwise.

Note: Adjusted EBITDA, adjusted EBITDA margin and unlevered free cash flow are non-GAAP financial measures. See appendix for GAAP financial measures and reconciliations.
1. Includes $21 million of stranded costs.
2. Total combined company; uFCF inclusive of $50 million of restructuring and separation costs.
3. Core Direct to Consumer Customers defined as active subscribers whose transaction for a subscription is directly with McAfee.

Copyright © 2021 McAfee, LLC

McAfee 4

Global Macro Trends Driving Growth in Consumer 5 Device Proliferation Greater Security Awareness Increased Digital Interaction

McAfee Consumer: Strategy & 2Q21 Highlights 6 Omnichannel Go-To-Market Expansion Invest in Personal Protection Enhance Conversion and Renewal Subscriber Acquisition 2.8M TTM net Core DTC Subscribers added 556 net Core DTC Subscribers added 15 straight quarters of net Core DTC Subscriber growth (both YoY and sequential) Dollar Retention Rate (DRR) of 100% Pursuing Large $19B projected TAM by 2024 (1) 1. Source: “Frost & Sullivan, Global Consumer Cybersecurity and Privacy Market, August 2020 for Endpoint and Consumer Cybersecurity and Privacy Market”

We Have a Best-In-Class Consumer Business 7 Core Direct-to-Consumer Customers (1) TTM Dollar Based Retention (2) Core Direct to Consumer Customers defined as active subscribers whose transaction for a subscription is directly with McAfee. Trailing-twelve-month dollar based retention is the annual contract value (ACV) of Core Direct to Consumer Customer subscriptions renewed in the trailing twelve months divided by the ACV for Core Direct to Consumer Customers subscriptions that were up for renewal in the same period. ARPC (Average Revenue Per Customer) is Subscription Revenue from Core Direct to Consumer Customers divided by average core direct to consumer customers. Monthly ARPC (3)

8 We Have a Best-In-Class Consumer Business Core Direct-to-Consumer Customers (1) TTM Dollar Based Retention (2) Monthly ARPC (3) Core Direct-to-Consumer Customers defined as active subscribers whose transaction for a subscription is directly with McAfee Trailing-twelve-month dollar based retention is the annual contract value (ACV) of Core Direct to Consumer Customer subscriptions renewed in the trailing twelve months divided by the ACV for Core Direct to Consumer Customers subscriptions that were up for renewal in the same period ARPC (Average Revenue Per Customer) is Subscription Revenue from Core Direct to Consumer Customers divided by average core direct to consumer customers $5.99

Strong Cash Generation and Disciplined Capital Allocation 9 $420 million in cash and cash equivalents as of June 26, 2021 Unlevered Free Cash Flow up 29% in 2Q21 to $233 million Cash flow from operations increased by 62% in 2Q21 to $189 million Declared an $0.115 dividend per Class A common share 2Q21

McAfee 3Q21 Financial Outlook 3Q21 Expected Range Net Revenue Total $461 million - $467 million Adjusted EBITDA (1) Total $169 million - $175 million (1) Adjusted EBITDA is a non-GAAP financial measures, and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. We are not able to forecast net income (loss), the most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect net income (loss) including, but not limited to, interest expense and other, net, provision for income tax expense and foreign exchange gain (loss), net, and equity-based compensation expense, any of which may be significant. Our forward-looking guidance regarding adjusted EBITDA should not be used to predict our future net income (loss), as the difference between the two measures varies as a result of these and other items. 10 Assume cash net interest between the range of $45 million and $50 million Assume stranded cost between the range of $35 million and $40 million Assume income tax rate of 22% Assume fully diluted share count of 470 million shares

McAfee FY21 Financial Outlook FY21 Expected Range Net Revenue Total $1,840 million - $1,850 million Adjusted EBITDA (1) Total $765 million - $775 million (1) Adjusted EBITDA is a non-GAAP financial measures, and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. We are not able to forecast net income (loss), the most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect net income (loss) including, but not limited to, interest expense and other, net, provision for income tax expense and foreign exchange gain (loss), net, and equity-based compensation expense, any of which may be significant. Our forward-looking guidance regarding adjusted EBITDA should not be used to predict our future net income (loss), as the difference between the two measures varies as a result of these and other items. 11 Assume cash net interest between the range of $185 million and $195 million Assume stranded cost between the range of $120 million and $125 million Assume income tax rate of 22% Assume fully diluted share count of 470 million shares

IR contact: investor@mcafee.com

Appendix

Appendix: Adjusted EBITDA Reconciliations 14

Appendix: Unlevered Free Cash Flow Reconciliation 15

Appendix: Non-GAAP Reconciliations Footnotes Below are additional information to the adjustments for Adjusted EBITDA: (1) As a result of the purchase from Intel of a majority interest in Foundation Technology Worldwide LLC (“FTW”) in April 2017, cash awards were provided to certain employees who held Intel equity awards in lieu of equity in FTW. As these rollover awards reflect one-time grants to former employees of Intel in connection with these transactions, we believe this expense is not reflective of our ongoing results. (2) Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs. (3) Represents management fees paid to certain affiliates of TPG, Thoma Bravo, and Intel pursuant to the Management Services Agreement. (4) Represents costs incurred for transformational initiatives inclusive of duplicative run rate costs related to facilities and data center rationalization in 2020. (5) Represents severance for executive terminations not associated with a strategic restructuring event. (6) Represents Foreign exchange gain (loss), net as shown on the consolidated statements of operations. This amount is attributable to gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan. 16